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                                                                    Exhibit 10.9

                               AMENDED AGREEMENT

         AMENDED AGREEMENT, dated this 20th day of October 1998 and retroactively effective to December 9, 1997, between Commonwealth Bancorp, Inc. (the "Corporation"), a Pennsylvania corporation, and Patrick J. Ward (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive is presently President, Chief Operating Officer and Secretary of the Corporation and Commonwealth Bank (the "Bank") (together, the "Employers");

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers, and the Bank is concurrently entering into a new Agreement with the Executive to supersede the agreement with the Executive dated December 9, 1997;

         WHEREAS, in accordance with Office of Thrift Supervision ("OTS") Regulatory Bulletin 27a, the Corporation and the Bank desire to enter into separate agreements with the Executive with respect to his employment by each of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the terms of such employment, including the severance benefits which shall be due the Executive by the Corporation in the event that his employment with the Corporation is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) BASE SALARY. "Base Salary" shall mean the Executive's annual salary exclusive of any pension or other retirement plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers.

         (b) CAUSE. Termination by the Corporation of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

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         (c)     CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of
the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean the date the Executive's employment is terminated for any reason as specified in the Notice of Termination.

         (f) DISABILITY. Termination by the Corporation of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within one year following a Change in Control of the Corporation based on:

                 (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President, Chief Operating Officer and Secretary of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President, Chief Operating Officer and Secretary of the Employers as they existed immediately prior to a Change in Control of the Corporation;

                 (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;


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                 (iii)    The principal executive office of either of the
                          Employers is relocated more than 25 miles from the current principal executive office or, without the Executive's express written consent, either of the Employers requires the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

                 (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                 (v) The failure by the Corporation to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
                          Section 9 hereof.

         (h) HIGHEST ANNUAL COMPENSATION. The Executive's "Highest Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent three taxable years preceding the Date of Termination, including Base Salary (as defined in Section 1(a) hereof) and bonuses paid to the Executive but excluding amounts relating to the vesting of Management Recognition Plan shares.

         (i)     IRS. IRS shall mean the Internal Revenue Service.

         (j) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Corporation for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Corporation's termination of the Executive's employment for Cause, which shall be effective immediately, and
(iv) is given in the manner specified in Section 10 hereof.

         (k) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         (l) GENDER NEUTRAL PRONOUN USAGE. The use of the masculine pronoun shall be deemed to include the feminine pronoun throughout this Agreement.


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         2.      TERM OF EMPLOYMENT.

         (a) The Corporation hereby employs the Executive as President, Chief Operating Officer and Secretary and the Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the effective date of this Agreement and, upon approval of the Board of Directors of the Corporation, shall extend for an additional year on each annual anniversary of the effective date of this Agreement such that at any time the remaining term of this Agreement shall be from two to three years. Prior to the first annual anniversary of the effective date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Corporation shall consider and review (taking into account all relevant factors, including the Executive's performance hereunder) an extension of the term of this Agreement, and the term shall continue to extend each year if the Board of Directors approves such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Corporation as may be consistent with his titles and from time to time assigned to him by the Corporation's Board of Directors.

         3.      COMPENSATION AND BENEFITS.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum Base Salary of $205,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Corporation shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Corporation and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Corporation. Nothing

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paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than four weeks per annum. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

         (d) During the term of this Agreement, in keeping with past practices, the Employers shall continue to provide the Executive with the use of an Employer-owned automobile appropriate to his positions with the Employers and to pay all costs associated with such automobile, including registration, licensing, insurance and costs of operation.

         (e) In the event the Executive's employment is terminated by the Corporation for any reason other than Cause, the Employers shall provide continued group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), and health and accident insurance substantially identical to the coverage maintained by the Employers for the Executive immediately prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

         (f) The Executive's compensation, benefits and expenses shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

         4. EXPENSES. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation, automobile expenses described in Section 3(d) hereof, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

         5.      TERMINATION

         (a) The Corporation shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.


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         (b)     The Executive's employment and his status as an officer of the
Corporation shall terminate (i) immediately upon being given a Notice of Termination for Cause, or (ii) on the Date of Termination for any other reason. A Notice of Termination for other than Cause shall not affect the Executive's right to compensation to the Date of Termination or for such other period of time after the Date of Termination as specified in Section 5(c)(i) and (ii) hereof, if applicable.

         (c)(i) In the event that the Executive's employment is terminated by the Corporation for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Corporation which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Corporation, and as of the Executive's Date of Termination no Change in Control of the Corporation has occurred and no written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by the Corporation and/or the Bank, then the Corporation shall, subject to the provisions of Section 6 hereof, if applicable:

                           (A) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to two (2) times that portion of the Executive's Base Salary paid by the Corporation as of his Date of Termination, and

                           (B) maintain and provide for a period ending at the earlier of (i) the expiration of twenty-four (24) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), health and accident insurance, and other employee benefit plans, programs and arrangements offered by the Corporation in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option, employee stock ownership and restricted stock plans of the Employers and other than defined contribution plans of the Employers).

         (ii) In the event that the Executive's employment is terminated by the Corporation for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Corporation which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the

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Executive to the Corporation or for Good Reason, and prior to the Executive's
Date of Termination there has been a Change in Control of the Corporation or a written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by the Corporation and/or the Bank, then the Corporation shall, subject to the provisions of Section 6 hereof, if applicable:

                           (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to three (3) times that portion of the Executive's Highest Annual Compensation paid by the Corporation, and

                           (B) maintain and provide for a period ending at the earlier of (i) the expiration of thirty-six (36) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), health and accident insurance, and other employee benefit plans, programs and arrangements offered by the Corporation in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option, employee stock ownership and restricted stock plans of the Employers and other than defined contribution plans of the Employers).


         (d) In the event that (i) the Executive's employment is terminated by the Corporation for Cause or (ii) the Executive terminates his employment hereunder for any reason other than Disability, Retirement, death or pursuant to Section 5(c) hereof, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (e) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Section 3(e) hereof.


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         6.      PAYMENT OF ADDITIONAL BENEFITS UNDER CERTAIN CIRCUMSTANCES.

         (a) If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers (including, without limitation, the payments and benefits which the Executive would have the right to receive from the Bank pursuant to Section 5 of the Agreement between the Bank and the Executive dated of even date ("Bank Agreement"), before giving effect to any reduction in such amounts pursuant to Section 6 of the Bank Agreement), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment," which includes the amounts paid pursuant to clause (A) below), then the Corporation shall pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash amount equal to the sum of the following:

                 (A) the amount by which the payments and benefits that would have otherwise been paid by the Bank to the Executive pursuant to Section 5 of the Bank Agreement are reduced by the provisions of
         Section 6 of the Bank Agreement;

                 (B) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Employers, as defined in Section 280G(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment";

                 (C) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause (B) above and on any payments under this clause (C).
         In computing such tax allowance, the payment to be made under clause
         (B) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:



                                     GUP =     Tax Rate
                                           ----------
                                              1- Tax Rate


         The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate, including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (B) above is made.

         (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Corporation's independent tax counsel or

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accountants shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Corporation or the Corporation must pay to the Executive in order to put the Executive (or the Corporation, as the case may be) in the same position the Executive (or the Corporation, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Corporation shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Corporation, as the case may be.

         (c) In each calendar year that the Executive receives payments of benefits under this Section 6, the Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent tax counsel or accountants of the Corporation as described above. The Corporation shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information. The Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under
Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Corporation shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Section 6) and the Executive shall cooperate fully with the Corporation in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation.

         7.      MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) Unless the Executive's employment is terminated for Disability, Retirement, death or pursuant to Section 5(c)(ii) hereof, the executive shall be required to mitigate the amount of any payments and benefits hereunder by seeking other employment or otherwise. In the event that the Executive obtains other employment during the period that the Executive is receiving payments pursuant to Section 5(c)(i)(A) hereof, the cash amounts to be paid to the Executive pursuant thereto shall be reduced by any cash compensation received by the Executive as a result of employment by another employer after the Date of Termination.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise, provided, however that any cash compensation the Executive receives from sources other than the Employers shall serve to reduce the cash amount to be paid to the Executive pursuant to Section 5(c)(i)(A) hereof.


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         8.      WITHHOLDING. All payments required to be made by the
Corporation hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. ASSIGNABILITY. The Corporation may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Corporation:     Secretary
                                 Commonwealth Bancorp, Inc.
                                 2 West Lafayette Street
                                 Norristown, Pennsylvania 19401-4758

         To the Bank:            Secretary
                                 Commonwealth Bank
                                 2 West Lafayette Street
                                 Norristown, Pennsylvania 19401-4758

         To the Executive:       Patrick J. Ward
                                 20 Harvey Lane
                                 Malvern, Pennsylvania  19355


         11. CONFIDENTIALITY. The Executive acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Employers, including confidential matters. As a result, the Executive agrees to maintain the confidentiality of all confidential information relating to the Employers during the term of employment hereunder and any period that the Executive may be receiving payments pursuant to this Agreement, provided that nothing in this Section 11 shall be deemed to prevent the Executive from either (a) being employed by any other corporation, firm or entity upon termination of the Executive's employment by the Employers as long as the Executive does not violate the foregoing proscription, or (b) responding to inquiries from regulatory authorities.

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         12.     ARBITRATION. The Executive and the Employers agree to submit to final and binding arbitration pursuant to the rules of the American Arbitration Association, any and all claims arising from the termination, for any reason, of the Executive's employment by the Employers including, but not limited to:

         (a) any and all claims for wages and benefits (including without limitation salary, stock, commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses);

         (b) any and all claims for wrongful discharge and breach of contract (whether express or implied), and implied covenants of good faith and fair dealing;

         (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 2000 et. seq., the Civil Rights Act of 1866, 42 U.S.C. section 1981, the Age Discrimination in Employment Act, as amended, 29 U.S.C. section 621 et. seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of 1972, as amended, 29 U.S.C. section 701 et. seq., the Americans with Disabilities Act, 42 U.S.C. section 12101 et. seq., and the Pennsylvania Human Relations Act, 43 P.S. section 951 et. seq.;

         (d) any and all claims under any federal or state statute relating to employee benefits or pensions;

         (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence); and

         (f)     any and all claims for attorney's fees and costs.

         13. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Corporation to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

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         15.     NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Corporation to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         16. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Corporation and the Executive with respect to the matters agreed to herein. All prior agreements between the Corporation and the Executive with respect to the matters agreed to herein, including without limitation the prior Agreements between the Employers and the Executive dated January 1, 1997 and December 9, 1997, are hereby superseded and shall have no force or effect. Notwithstanding the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Bank and the Executive.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Attest:                                           COMMONWEALTH BANCORP, INC.

/s/ Charles H. Meacham                            By:      /s/Joseph E. Colen, Jr.
---------------------------------                          ----------------------------------
Charles H. Meacham, Chairman                               Joseph E. Colen, Jr., Director
 of the Board                                               and Member of the Compensation
                                                            and Benefits Committee of the
                                                            Board of Directors


Witness:                                          EXECUTIVE

/s/ Charles H. Meacham                            By:      /s/Patrick J. Ward
---------------------------------                          ----------------------------------
Charles H. Meacham                                         Patrick J. Ward


                               AMENDED AGREEMENT

         AMENDED AGREEMENT, dated this 20th day of October 1998 and retroactively effective to December 9, 1997, between Commonwealth Bank (the "Bank"), a federally chartered savings bank, and Patrick J. Ward (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive is presently President, Chief Operating Officer and Secretary of Commonwealth Bancorp, Inc. (the "Corporation") and the Bank (together, the "Employers");

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers, and the Bank desires to have this new Agreement supersede its current agreement with the Executive dated December 9, 1997;

         WHEREAS, in accordance with Office of Thrift Supervision ("OTS") Regulatory Bulletin 27a, the Corporation and the Bank desire to enter into separate agreements with the Executive with respect to his employment by each of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the terms of such employment, including the severance benefits which shall be due the Executive by the Bank in the event that his employment with the Bank is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) BASE SALARY. "Base Salary" shall mean the Executive's annual salary exclusive of any pension or other retirement plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers.

         (b) CAUSE. Termination by the Bank of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.


         (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item

6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean the date the Executive's employment is terminated for

         (f) DISABILITY. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean the Corporation based on:

                 (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President, Chief Operating Officer and Secretary of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President, Chief Operating Officer and Secretary of the Employers as they existed immediately prior to a Change in Control of the Corporation;

                 (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                 (iii) The principal executive office of either of the Employers is relocated more than 25 miles from the current principal executive office or, without the Executive's express written consent, either of the Employers requires the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

                 (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or


                 (v) The failure by the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.



         (h) HIGHEST ANNUAL COMPENSATION. The Executive's "Highest Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of compensation paid to the Executive by the Employer or any subsidiary thereof during the most recent three taxable years preceding the Date of Termination, including Base Salary (as defined in Section 1(a) hereof) and bonuses paid to the Executive but excluding amounts relating to the vesting of Management Recognition Plan shares.

         (i)     IRS. IRS shall mean the Internal Revenue Service.

         (j) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of the Executive's employment for Cause, which shall be effective immediately, and
(iv) is given in the manner specified in Section 10 hereof.

         (k) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         (l) GENDER NEUTRAL PRONOUN USAGE. The use of the masculine pronoun shall be deemed to include the feminine pronoun throughout this Agreement.

         2.      TERM OF EMPLOYMENT.

         (a) The Bank hereby employs the Executive as President, Chief Operating Officer and Secretary and the Executive hereby accepts said employment and agrees to render such services to the Bank on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the effective date of this Agreement and, upon approval of the Board of Directors of the Bank, shall extend for an additional year on each annual anniversary of the effective date of this Agreement such that at any time the remaining term of this Agreement shall be from two to three years. Prior to the first annual anniversary of the effective date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Bank shall consider and review (taking into account all relevant factors, including the Executive's performance hereunder) an extension of the term of this Agreement, and the term shall continue to extend each year if the Board of Directors approves such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than thirty
(30) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

         3.      COMPENSATION AND BENEFITS.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum Base Salary of $205,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Bank shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the

Executive as compared with any other executive officer of the Bank. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers, which shall in no event be less than four weeks per annum. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

         (d) During the term of this Agreement, in keeping with past practices, the Employers shall continue to provide the Executive with the use of an Employer-owned automobile appropriate to his positions with the Employers and to pay all costs associated with such automobile, including registration, licensing, insurance and costs of operation.

         (e) In the event the Executive's employment is terminated by the Bank for any reason other than Cause, the Employers shall provide continued group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), and health and accident insurance substantially identical to the coverage maintained by the Employers for the Executive immediately prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

         (f) The Executive's compensation, benefits and expenses shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

         4. EXPENSES. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation, automobile expenses described in Section 3(d) hereof, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

         5.      TERMINATION.

         (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) The Executive's employment and his status as an officer of the Bank shall terminate (i) immediately upon being given a Notice of Termination for Cause, or (ii) on the Date of Termination for any other reason. A Notice of Termination for other than Cause shall not affect the Executive's right to compensation to the Date of Termination or for such other period of time after the Date of Termination as specified in Section 5(c)(i) and (ii) hereof, if applicable.

         (c)(i) In the event that the Executive's employment is terminated by the Bank for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Bank which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, and as of the Executive's Date of Termination no Change in Control of the Corporation has occurred and no written agreement which contemplates a Change in Control of the Corporation and which still is in effect has been entered into by the Corporation and/or the Bank, then the Bank shall, subject to the provisions of Section 6 hereof, if applicable:

                           (A) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to two (2) times that portion of the Executive's Base Salary paid by the Bank as of his Date of Termination, and

                           (B) maintain and provide for a period ending at the earlier of (i) the expiration of twenty-four (24) months from the Executive's Date of Termination of (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), health and accident insurance, and other employee benefit plans, programs and arrangements offered by the Bank in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option, employee stock ownership and restricted stock plans of the Employers and other than defined contribution plans of the Employers).

         (ii) In the event that the Executive's employment is terminated by the Bank for other than Cause, Disability, Retirement or the Executive's death, or such employment is terminated by the Executive due to a material breach of this Agreement by the Bank which has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the

Bank or for Good Reason, and prior to the Executive's Date of Termination there has been a Change in Control of the Corporation or a written agreement which contemplates a Change in Control of the

Corporation and which still is in effect has been entered into by the Corporation and/or the Bank, then the Bank shall, subject to the provisions of
Section 6 hereof, if applicable:

                           (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to three (3) times that portion of the Executive's Highest Annual Compensation paid by the Bank, and

                           (B) maintain and provide for a period ending at the earlier of (i) the expiration of thirty-six (36) months from the Executive's Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance (other than disability insurance unless the Executive was disabled and was receiving disability insurance benefits prior to the Date of Termination and other than life insurance), health and accident insurance, and other employee benefit plans, programs and arrangements offered by the Bank in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option, employee stock ownership and restricted stock plans of the Employers and other than defined contribution plans of the Employers).

         (d) In the event that (i) the Executive's employment is terminated by the Bank for Cause or (ii) the Executive terminates his employment hereunder for any reason other than Disability, Retirement, death or pursuant to Section 5(c) hereof, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (e) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Section 3(e) hereof.

         6. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 5 being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the payments and benefits payable pursuant to this Agreement by the Bank to the Executive upon termination shall be limited to a maximum of three times the Executive's "base amount" (as defined in Section 280G(b)(3) of the Code) in accordance with OTS Regulatory Bulletin 27a. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in
Section 5 below zero.

         7.      MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) Unless the Executive's employment is terminated for Disability, Retirement, death or pursuant to Section 5(c)(ii) hereof, the Executive shall be required to mitigate the amount of any payments and benefits hereunder by seeking other employment or otherwise. In the event that the Executive obtains other employment during the period that the Executive is receiving payments pursuant to Section 5(c)(i)(A) hereof, the cash amounts to be paid to the Executive pursuant thereto shall be reduced by any cash compensation received by the Executive as a result of employment by another employer after the Date of Termination.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise, provided, however, that any cash compensation the Executive receives from sources other than the Employers shall serve to reduce the cash amount to be paid to the Executive pursuant to Section 5(c)(i)(A) hereof.

         8. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Bank:           Secretary
                                Commonwealth Bank
                                2 West Lafayette Street
                                Norristown, Pennsylvania 19401-4758

         To the Corporation:    Secretary
                                Commonwealth Bancorp, Inc.
                                2 West Lafayette Street
                                Norristown, Pennsylvania 19401-4758

         To the Executive:      Patrick J. Ward
                                20 Harvey Lane
                                Malvern, Pennsylvania  19355

         11. CONFIDENTIALITY. The Executive acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Employers, including confidential matters. As a result, the Executive agrees to maintain the confidentiality of all confidential information relating to the Employers during the term of employment hereunder and any period that the Executive may be receiving payments pursuant to this Agreement, provided that nothing in this Section 11 shall be deemed to prevent the Executive from either (a) being employed by any other corporation, firm or entity upon termination of the Executive's employment by the Employers as long as the Executive does not violate the foregoing prescription, or (b) responding to inquiries from regulatory authorities.

         12. ARBITRATION. The Executive and the Employers agree to submit to final and binding arbitration pursuant to the rules of the American Arbitration Association, any and all claims arising from the termination, for any reason, of the Executive's employment by the Employers including, but not limited to:

         (a) any and all claims for wages and benefits (including without limitation salary, stock, commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses);

         (b) any and all claims for wrongful discharge and breach of contract (whether express or implied), and implied covenants of good faith and fair dealing;

         (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 2000 et. seq., the Civil Rights Act of 1866, 42 U.S.C. section 1981, the Age Discrimination in Employment Act, as amended, 29 U.S.C. section 621 et. seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of 1972, as amended, 29 U.S.C. section 701 et. seq., the Americans with Disabilities Act, 42 U.S.C. section 12101 et. seq., and the Pennsylvania Human Relations Act, 43 P.S. section 951 et. seq.;

         (d) any and all claims under any federal or state statute relating to employee benefits or pensions;

         (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence); and

         (f)     any and all claims for attorney's fees and costs.

         13. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         14. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         15. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         16. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         19. REGULATORY ACTIONS. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings bank and its employees pursuant to
Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

         (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. sections 1818(e)(3) and 1818(g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. sections 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Bank as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.


         20. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. section 1828(k)) and any regulations promulgated thereunder.

         21. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein, including without limitation the prior Agreements between the Employers and the Executive dated January 1, 1997 and December 9, 1997, are hereby superseded and shall have no force or effect. Notwithstanding the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Corporation and the Executive.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.



Attest:                                    COMMONWEALTH BANK

/s/ Charles H. Meacham                     By:      /s/Joseph E. Colen, Jr.
------------------------------                      ------------------------------------
Charles H. Meacham, Chairman                        Joseph E. Colen, Jr., Director and
 of the Board                                        Member of the Compensation and
                                                     Benefits Committee of the Board
                                                     of Directors



Witness:                                   EXECUTIVE

/s/Charles H. Meacham                      By:      /s/Patrick J. Ward
------------------------------                      ------------------------------------
Charles H. Meacham                                  Patrick J. Ward
